Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "GRAPEFRUIT USA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2022, AT 3:47 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6551240 8100
SR# 20223584881

Authentication: 204513694
Date: 09-29-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:47 PM 09/21/2022
FILED 03:47 PM 09/21/2022
20223584881 - File Number 6551240

CERTIFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE PREFERRED SERIES "A" STOCK GRAPEFRUIT USA, INC.

(Pursuant to Section 103 and 151 of the Delaware General Corporation law)

THE UNDERSIGNED, being all the directors of Grapefruit USA, Inc., a Delaware corporation (the "Company"), hereby certify that it took the following corporate actions and adopted the following resolutions upon unanimous written consent of the Corporation's directors who adopted and approved said resolutions, effective as of September 28, 2022:

WHEREAS, the directors believe that it is in the best interests of the Corporation to designate certain rights and privileges to a series "A" of the Corporation's authorized preferred stock to establish the respective terms, designations, relative rights, preferences and limitations of same by filing a Certificate of Designation with the State of Delaware Secretary of State; and

WHEREAS, the directors believe that it is in the best interests of the Corporation to amend its' Articles of Incorporation and to designate new rights, preferences and limitations of this new Preferred Series A Stock in a Certificate of Designation and to file the same with the State of Delaware Secretary of State; and

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the DGCL and in accordance with the provisions of its Articles of Incorporation, as amended, in addition to common stock, a class of preferred stock of the Corporation known as its Preferred Series A stock is hereby designated and the Board of Directors hereby fixes, states and expresses the terms, designations, relative rights, preferences and limitations of such class in addition to those set forth in said Articles of Incorporation, as amended, to be in their entirety as follows:

1. **Designation of Preferred Series A Stock Rights**. Of the authorized shares one million (1,000,000) are hereby designated as Preferred Series "A" Stock with a par value of $0.001. Pursuant to this designation and its exhibits, Preferred Series "A" Stock is hereby created which shall carry voting rights senior to the Common Stock and will not be subject to any reverse splits or deductions.

2. **Issuance; Rank; Secured**. The Preferred Series A shall rank senior to the Common Stock and any other capital stock of the Corporation only as to voting rights, there will be no dividends and upon liquidation, dissolution or winding up there shall be zero preference. The Preferred Series A shares are not secured by assets of the Corporation and shall carry no conversion rights into common stock of the Corporation.

3. **Dividends**. No dividends shall be declared or paid upon the Preferred Series A Shares.

4. **Liquidation, Dissolution or Winding Up**. Matters relating to liquidation, dissolution or winding up of this Corporation shall be as provided in the DCGL Section 271, et seq. Preferred Series A shall be senior to the Common and all other classes of Preferred Stock. A merger, acquisition, sale of voting control or sale of substantially all of the assets of the

Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

5. **Voting**. Holder(s) of shares of Preferred Series A, are entitled to vote on any corporate matters or on matters affecting rights of all shareholders. For each share of Preferred Series A Stock held, holders of Series A Preferred Shares shall have voting rights equal to sixty seven (67%) percent of the then outstanding common shares and may vote on any action requiring any class of shares to vote including on any merger, offer to buy/sell assets of the Corporation, in any change-of-control, or other similar transactions.

Voting Examples:

1,000,000 Preferred Series A Shares = 67.67% of then outstanding common

500,000 Preferred Series A Shares = 33.33% of then outstanding common

250,000 Preferred Series A Shares = 16.67% of then outstanding common

125,000 Preferred Series A Shares = 8.33% of then outstanding common

6. **No Impairment:** The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the holders of the shares of Preferred Series A against impairment.

7. **Term.** These Preferred Series A Shares will expire in a period of seven (7) years and will be surrendered to the Corporation for retirement, unless renewed by the Board of Directors.

FURTHER RESOLVED, that a Certificate of Designation shall be filed with the State of California setting forth these terms, designations, relative rights, preferences and limitations.

FURTHER RESOLVED, that each Officer of the Company is hereby authorized, empowered and directed on behalf of the Company to execute and deliver, on behalf of the Company, any and all documents necessary to file the Certificate of Designation and to otherwise enable the Company to issue the Preferred Series A.

Dated: September 21, 2022:

By: Daniel J. Yourist
Name: Daniel Yourist
Title: Director and COO

By: [signature]
Name: Bradley Yourist
Title: Director and CEO

By: *Sharon Boddie*
Name: Sharon Boddie
Title: Director

Delaware Division of Corporations

Division of Corporations Survey

401 Federal Street, Suite 4
Dover, DE 19901
Fax: 302-739-7219

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Service Request# **20223584881**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8333183
GRAPEFRUIT USA
10866 WILSHIRE BLVD
SUITE 225
LOS ANGELES, CA 90024

09-29-2022

ATTN: JOHN DOLKART

DESCRIPTION		AMOUNT
6551240 - GRAPEFRUIT USA, INC. 0151 Stock Designation		
	Stock Designation Fee	$5.00
	Receiving/Indexing	$115.00
	Surcharge Assessment-New Castle County	$6.00
	Page Assessment-New Castle County	$36.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$100.00
6551240 - GRAPEFRUIT USA, INC. 8100 Certified Copy - 1 Copies		
	Certification Fee	$50.00
	TOTAL CHARGES	$337.00
	TOTAL PAYMENTS	$337.00
	BALANCE	$0.00